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                                    GUARANTY

               This Guaranty is delivered as of June 2, 1995 by TRANS CONTINENTAL AIRLINES, INC., a Florida corporation ("Guarantor"), in favor of ORIX USA CORPORATION, a Delaware Corporation ("Lessor").

                                    RECITALS

               A. AIRSHIP INTERNATIONAL LTD., a New York corporation ("Lessee"), and Lessor have entered into an Amended and Restated Lease Agreement in the form of a Conditional Sales Agreement dated as of the date hereof (the "Lease") for the lease of a 600 Series Skyship.

               B. It is a condition to the making of the Lease that Lessee's Obligations be guarantied by Guarantor.

               C. Guarantor is willing irrevocably and unconditionally to guaranty the Obligations of Lessee pursuant to the terms of this Guaranty.

           NOW, THEREFORE, based upon the foregoing and other good and valuable consideration, the receipt and sufficiency, of which are hereby acknowledged, and in order to induce Lessor to enter into the Lease, Guarantor hereby agrees with Lessor as follows:

SECTION 1. DEFINITIONS

           1.1 Certain Defined Terms. As used in this Guaranty, the following terms shall have the following meanings, unless the context otherwise requires:

               "Airship" means the Gondola, the Envelope, the Engines and Propellers all as more specifically described in the Lease Supplement dated the date hereof for the Airship together with the equipment, components, written materials, data and accessories installed thereon or delivered therewith, including the Buyer Furnished Equipment, the Night Sign, the Spare Equipment and any replacements and substitutions thereof as permitted under the Lease.

               "Guaranty" means this Guaranty of Guarantor, as it may be amended, modified or supplemented.

               "Obligations" has the meaning assigned to that term in subsection 2.1.

               "Payment in full", "paid in full" or any such similar term means payment in full of the Obligations including, without limitation, all principal, interest, costs, fees and expenses (including, without limitation, legal fees and expenses) of Lessor as






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          required under the Lease.

All capitalized terms used herein and not otherwise defined herein shall have the meanings given such terms in the Lease.

SECTION 2. THE GUARANTY

           2.1 Guaranty of the Obligations. Guarantor hereby irrevocably and unconditionally guaranties the due and punctual payment in full and performance otherwise of all Obligations when the same shall become due, whether at stated maturity, by required prepayment, acceleration, demand or otherwise. The word "Obligations" includes:

               (a) all obligations of Lessee arising out of the Lease;

               (b) any and all other agreements, indebtedness, fees, costs, expenses (including, without limitation, legal fees and expenses of counsel), indemnities and liabilities of Lessee now or hereafter made, incurred or created, whether absolute or contingent, liquidated or unliquidated, whether due or not due, and however arising out of the Lease whether recovery upon such Obligations may be or hereafter become barred by any statute of limitations, or whether such obligations may be or hereafter become otherwise unenforceable;

               (c) an amount equal to interest on the foregoing monetary amounts (including any interest that would have accrued but for the commencement of a case or proceeding under the federal bankruptcy laws) at the Overdue Rate as defined in the Lease;

               (d) those expenses set forth in Section 7 hereof, and

               (e) all or any portion of the foregoing Obligations that are paid, to the extent all or any part of such payment is avoided or recovered directly or indirectly from Lessor as a preference, fraudulent transfer or otherwise.

           2.2 Liability of Guarantor. Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than indefeasible payment and performance in full of the Obligations. In furtherance of the foregoing, Guarantor agrees as follows:

               (a) This Guaranty is a guaranty of payment and performance and not of collectibility and is not conditional or contingent upon the genuineness, validity, regularity or enforceability of the Lease or the pursuit by Lessor of any remedies that it now has or may hereafter have under the Lease, at law, in equity or otherwise.


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               (b) Lessor may enforce this Guaranty upon the occurrence of an
          Event of Default under the Lease, notwithstanding (i) the existence of any dispute between Lessor and Lessee with respect to the existence of an Event of Default; (ii) any counterclaim, set-off or other claim which Lessee may allege against Lessor with respect thereto; or (iii) any defect in the title compliance with specifications, condition, design, operation or fitness for use of, or any damage to or loss or destruction of, or any redelivery, repossession, surrender or other interruption or cessation in the use of, the Airship by the Lessee or any other person for any reason whatsoever (including, without limitation, any governmental prohibition or restriction, condemnation, requisition, seizure or any other act on the part of any governmental or military authority, or any act of God or of the public enemy) regardless of the duration thereof (even though such duration would otherwise constitute a frustration of a lease), whether or not resulting from accident and whether or not without fault on the part of the Lessee or any other person.

               (c) The obligations of Guarantor hereunder are independent of the obligations of Lessee under the Lease, and a separate action or actions may be brought and prosecuted against Guarantor whether or not any action is brought against Lessee or whether or not Lessee is joined in any such action or actions. Guarantor's liability under this Guaranty shall not be reduced by virtue of any partial payment or other performance by Lessee of any amount due or obligation owing under the Lease, except to the extent of any such payment that is not avoided or recovered directly or indirectly from Lessor as a preference, fraudulent transfer or otherwise, or by recourse to any collateral or security.

               (d) Guarantor's payment or performance of a portion, but not all, of the Obligations shall in no way limit, affect, modify or abridge Guarantor's liability for that portion of the Obligations which is not paid or performed. Without limiting the generality of the foregoing, if Lessor is awarded a judgment in any suit brought to enforce Guarantor's covenant to pay or perform a portion of the Obligations, such judgment shall not be deemed to release Guarantor from its covenant to pay or perform the portion of the Obligations that is not the subject of such suit.

               (e) Lessor, upon such terms as it deems appropriate, without notice or demand and without affecting Guarantor's liability hereunder, from time to time may (i) renew, extend, accelerate or otherwise change the time, place, manner or terms of payment or performance of the Obligations; (ii) settle, compromise, release, discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Obligations or any agreement relating thereto and/or subordinate the payment of the same to payment of other obligations; (iii) take and hold security for the payment or performance of this Guaranty or the Obligations, and enforce any such security consistent with any applicable security agreement; (iv) release, surrender, exchange, compromise, settle, rescind, waive, subordinate or modify, any security for payment or performance of the Obligations, any other guaranties of the


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          Obligations, or any other obligation of any Person with respect to the obligations; (v) elect to abstain from repossessing the Airship or taking advantage of or realizing upon any security interests or other guaranty; (vi) elect to repossess the Airship or to foreclose on any security held by or for the benefit of Lessor by one or more judicial or nonjudicial sales or exercise any other right or remedy Lessor may have against Lessee, the Airship or any security, even though any such election operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of Guarantor against Lessee or any security for the Obligations; (vii) re-lease or sell the Airship or apply any security and direct the order or manner of sale thereof as Lessor in its discretion may determine consistent with the Lease and any applicable security agreement; (viii) release or substitute any one or more endorsers or guarantors of the Obligations; and (ix) exercise any rights available to it under the Lease.

               (f) This Guaranty shall be valid and enforceable and shall not be impaired or affected by the occurrence of any of the following, whether or not Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to enforce or agreement not to enforce, or the stay or enjoining by order of court, by operation of law or otherwise, of the exercise of, any right, power or remedy with respect to the Obligations or any agreement relating thereto, or with respect to any security for the payment or performance of the obligations; (ii) any amendment or waiver, whether or not in accordance with the terms of the Lease, of any right, power or remedy or of any default with respect to the Obligations or any agreement relating thereto, or with respect to any security for the Obligations;
          (iii) the obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect;
          (iv) the application of payments received from any source (other than payments received pursuant to the payment of indebtedness other than the obligations), even though Lessor might have elected to apply such payment to any part or all of the Obligations; (v) Lessor's acceptance of new or additional documents, instruments or agreements relating to the Obligations; (vi) Lessor's consent to the change, reorganization or termination of the corporate structure or existence of Lessee and to any corresponding restructuring of the Obligations; (vii) any failure to perfect or continue perfection of a security interest in any collateral; and (viii) any defenses which Lessee may assert on the underlying indebtedness or agreements.

          2.3  Waivers by Guarantor. Guarantor hereby waives for the benefit of
Lessor:

               (a) any right to require Lessor, as a condition of payment or performance by Guarantor to (i) proceed against Lessee or any other Person, (ii) proceed against or exhaust any security held from Lessee, or any other Person, or (iii) pursue any other remedy in the power of Lessor whatsoever;

               (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Lessee including, without limitation, any defense based


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          on or arising out of the lack of validity or the unenforceability of the Obligations or any agreement or instrument relating thereto or by reason of the cessation from any cause of the liability of Lessee other than indefeasible payment and performance in full of the Obligations;

               (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal, or based upon Lessor's errors or omissions in the administration of the Obligations, except behavior which amounts to bad faith;

               (d) any (i) principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms of this Guaranty, any legal or equitable discharge of its obligations hereunder and the benefit of any statute of limitations affecting its liability hereunder or the enforcement hereof, (ii) rights to set-offs, recoupments and counterclaims, (iii) rights to deferral or modification of Guarantor's obligations hereunder by reason of any bankruptcy, reorganization, arrangement, moratorium or other debtor relief proceeding, (iv) promptness, diligence and any requirement that Lessor protect, secure, perfect or insure any security interest or lien or any property subject thereto, or exhaust any right or take any action against Lessee, any other Person, the Airship or any collateral; and

               (e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance of this Guaranty, notices of default under the Lease or any agreement or instrument related thereto, notices of any renewal, extension or modification of the Obligations or any agreement related thereto, notices of any other extension of credit to Lessee and notices of any of the matters referred to in Section 2.2 and any right to consent to any thereof.

           2.4 Subrogation. Until the Obligations shall have been indefeasibly paid and performed in full, Guarantor shall withhold exercise of (a) any right of subrogation, (b) any right to enforce any remedy which Lessor now has or may hereafter have against Lessee, (c) any right of contribution Guarantor may have against any other guarantor of any of the Obligations under any other guaranty relating to the Lease, or (d) any benefit of, and any right to participate in,
(i) any sale or re-lease of the Airship or (ii) any security now or hereafter held by Lessor; provided, however, that once the Obligations have been indefeasibly paid and performed in full Guarantor shall be entitled to exercise any right of subrogation available to it against Lessee.

           2.5 Subordination of Other Obligations. Any indebtedness of Lessee for borrowed money now or hereafter held by Guarantor and any right of Guarantor to subrogation against Lessee, shall in all respects be subordinated in right of payment to the Obligations, and in the event Lessee shall default in the payment or performance of the obligations, any indebtedness of Lessee to Guarantor collected or received by Guarantor shall be held in trust for Lessor and shall be paid over to Lessor.

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           2.6 Bankruptcy. The obligations of Guarantor under this Guaranty shall not be altered, limited or affected by any proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Lessee or by any defense which Lessee may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding. Guarantor acknowledges and agrees that any interest on the obligations which accrues after the commencement of any such proceeding (or, if interest on any portion of the obligations ceases to accrue by operation of law by reason of the commencement of said proceeding, such interest as would have accrued on any such portion of the Obligations if said proceedings had not been commenced) shall be included in the Obligations because it is the intention of the parties that the Obligations which are guaranteed by Guarantor pursuant to this Guaranty should be determined without regard to any rule of law or order which may relieve Lessee of any portion of such obligations.

SECTION 3. REPRESENTATIONS AND WARRANTIES

           In order to induce Lessor to accept this Guaranty and enter into the Lease, Guarantor hereby represents and warrants to Lessor that the following statements are true and correct:

           3.1 Existence. Guarantor is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation, has the power to own its assets and to transact the business in which it is now engaged and is qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except for failure to be so qualified, authorized or licensed that would not in the aggregate have a material adverse effect on the business, operations, assets or financial condition of Guarantor.

               3.2 Authorization; Enforceable Obligations. Guarantor has the power, authority and legal right to execute, deliver and perform this Guaranty on the terms and conditions hereof and has taken all necessary action to authorize its Guaranty hereunder on the terms and conditions hereof and its execution, delivery and performance of this Guaranty and all obligations required hereunder. No consent of any other Person including, without limitation, stockholders and creditors of Guarantor, and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing or declaration with, any governmental authority is required by Guarantor in connection with this Guaranty or the execution, delivery, performance, validity or enforceability of this Guaranty and all obligations required hereunder. This Guaranty has been, and each instrument or document required hereunder will be, duly executed and delivered by a duly authorized officer of Guarantor, and this Guaranty constitutes, and each instrument or document required hereunder when executed and delivered hereunder will constitute, the legal, valid and binding obligation of Guarantor enforceable against Guarantor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and subject, as to enforceability to general principles of equity, regardless of whether enforcement is sought in equity or at law.


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           3.3 No Legal Bar to this Guaranty. The execution, delivery and performance of this Guaranty and the documents or instruments required hereunder, will not violate any provision of any existing law or regulation binding on Guarantor, or any order, judgment, award or decree of any court, arbitrator or governmental authority binding on Guarantor, or of any mortgage, indenture, lease, contract or other agreement, instrument or undertaking to which Guarantor is a party or by which Guarantor or any of its assets may be bound, or of the Certificate of Incorporation or By-Laws of Guarantor, the violation of which would have a material adverse effect on the assets or financial condition of Guarantor and will not result in, or require, the creation or imposition of any lien on any of its property, assets or revenues pursuant,to the provisions of any such mortgage, indenture, lease, contract or other agreement, instrument or undertaking.

SECTION 4. ADDITIONAL COVENANTS.

           So long as Guarantor may be obligated to perform or make any payment hereunder, Guarantor will duly perform and observe the following covenants and agreements.

           4.1 Corporate Existence, Etc. Guarantor will at all times preserve and keep in full force and effect its corporate existence and all rights and franchises material to its business.

           4.2 Restriction on Fundamental Changes. Guarantor will not enter into any merger or consolidation, or liquidate, wind-up or dissolve (or suffer any liquidation or dissolution), discontinue its business or convey, sell, transfer or otherwise dispose of, in one transaction or in a series of transactions, all or any substantial part of its business or property, whether now or hereafter acquired.

           4.3 Periodic Information. Guarantor will furnish to Lessor:

              (i) within 90 days after the end of each fiscal year of Guarantor, annual financial statements of Guarantor certified by Cohen & Siegel or independent certified public accountants of recognized national standing selected by Guarantor and acceptable to Lessor;

              (ii) within 45 days after the end of each of the first three-quarters of each fiscal year, quarterly financial statements of Guarantor;

              (iii) from time to time, such other information regarding the business and properties or the condition, financial or otherwise, of Guarantor as Lessor may reasonably request.

           4.4 Consents. Guarantor will promptly obtain from time to time any and all such consents, approvals, licenses and authorizations and make any and all such filings and registrations as shall now or hereafter be required under applicable law and regulations for the making and performance by Guarantor of this Guaranty and will promptly furnish copies thereof to Lessor.


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           4.5 Compliance with Laws. Guarantor will comply with the requirements of all applicable laws, rules, regulations and orders of any governmental agency or authority having jurisdiction other than requirements being contested in good faith and by proper proceedings, provided that such noncompliance is not in any event likely to result in any material adverse effect on Guarantor.

           4.6 Taxes. Guarantor will pay and discharge airy and all taxes, assessments and governmental charges or levies imposed upon it or on its income or profits or on any of its property or assets prior to the date on which penalties attach thereto, except that Guarantor shall not be required to pay any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings.

           4.7 Notice. Guarantor will promptly give notice in writing to Lessor of any material adverse change in Guarantor's financial condition or Guarantor's ability to perform this Guaranty.

SECTION 5. LESSOR MAY PERFORM. If Guarantor fails to perform any agreement contained herein, Lessor may itself perform, or cause performance of, such agreement, and. the expenses of Lessor incurred in connection therewith shall be payable by Guarantor under Section 7.

SECTION 6. RIGHTS CUMULATIVE. The rights, powers and remedies given to Lessor by this Guaranty are cumulative and shall be in addition to and independent of all rights, powers and remedies given to Lessor by virtue of any statute or rule of law or in the Lease. Any forbearance or failure to delay by Lessor in exercising any right, power or remedy hereunder shall not preclude the further exercise thereof.

SECTION 7. EXPENSES. Guarantor agrees to pay, or cause to be paid, and to save Lessor harmless against liability for its reasonable out-of-pocket expenses (including fees and expenses of its respective counsel), incurred or expended in connection with the enforcement of or preservation of rights under this Guaranty.

SECTION 8. MISCELLANEOUS

           8.1 Survival of Warranties. All agreements, representations and warranties made herein shall survive the execution and delivery of this Guaranty, and the execution and delivery of the Lease.

           8.2 Severability. The illegality or unenforceability of any provision of this Guaranty or any instrument or agreement contemplated hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Guaranty or any instrument or agreement contemplated hereunder. In case any provision in or obligation under this Guaranty shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of such provision or obligation or of the remaining provisions or


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obligations in any other jurisdiction shall not in any way be affected or impaired thereby.

           8.3 Headings. Section and subsection headings in this Guaranty are included herein for convenience of reference only and shall not constitute a part of this Guaranty for any other purpose or be given any substantive effect.

           8.4 Applicable Law. THIS GUARANTY IS BEING DELIVERED IN THE STATE OF NEW YORK. THIS GUARANTY, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK (DISREGARDING ANY CONFLICT OF LAWS RULE WHICH MIGHT RESULT IN THE APPLICATION OF THE LAWS OF ANY OTHER JURISDICTION).

           8.5 Successors and Assigns. This Guaranty shall be binding upon the Guarantor and its successors and assigns. This Guaranty shall inure to the benefit of Lessor and its successors and assigns. Guarantor shall not assign this Guaranty or any of the rights or obligations of Guarantor hereunder without the prior written consent of Lessor. The terms and provisions of this Guaranty shall inure to the benefit of any assignee or transferee of Lessor's interest in the Lease, and in the event of such transfer or assignment, the rights and privileges herein conferred upon Lessor shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof.

           8.6 Consent to Jurisdiction; Waiver of Immunities. Guarantor hereby irrevocably submits to the jurisdiction of any state or federal court of competent jurisdiction in the State of New York in any action or proceeding arising out of or relating to this Guaranty, and Guarantor hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York state or federal court. Guarantor hereby irrevocably waives, to the fullest extent it may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. Guarantor hereby irrevocably appoints Samuel F. Ottensoser, Esq., Baer Marks & Upham, 805 Third Avenue, New York, New York 10022, as its agent to receive on behalf of Guarantor and its property service of copies of the summons and complaint and any other process which may be served in any such action or proceeding. Such service may be made by mail or delivering a copy of such process to Guarantor in care of the agent named above, and Guarantor hereby irrevocably authorizes and directs such agent to accept such service on its behalf. As an alternative method of service, Guarantor also irrevocably consents to the service of any and all process in any such action or proceeding by the mailing of copies of such process to Guarantor at its address as specified in the Lease.

           8.7 No Other Writing. This writing is intended by the parties as the final expression of this Guaranty and is also intended as a complete and exclusive statement of the terms of their agreement. No course of dealing, course of performance or trade usage, and no parol.evidence of any nature, shall be used to supplement or modify any terms.


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           8.8 Further Assurances. Guarantor agrees that at any time and from time to time, at the expense of Guarantor, Guarantor will promptly execute and deliver all further instruments and documents, and take all further actions, that may be necessary or desirable, or that Lessor may request, in order to effect fully the purposes of this Guaranty or to enable Lessor to exercise and enforce its rights and remedies hereunder.

           IN WITNESS WHEREOF, Guarantor has duly executed this Guaranty as of the date first above written.



                                        TRANS CONTINENTAL AIRLINES, INC.




                                        By:   /s/ LOUIS J. PEARLMAN
                                              _________________________________
                                        Name:
                                              _________________________________

                                        Title: President
                                              _________________________________


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